UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

Strategic Distribution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5228	22-1849240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania		19007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    215-633-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated January 8, 2007, by and among Project Eagle Holding Corporation (“Project Eagle”), Project Eagle Merger Corporation (“Merger Sub”), and Strategic Distribution, Inc. (the “Company”), on March 28, 2007, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Pursuant to the Merger, the Company became a wholly-owned subsidiary of Project Eagle, and its common stock, par value $0.10 per share (the “Common Stock”), was automatically converted into the right to receive $10.00 in cash per share, without interest and less any applicable withholding taxes.  Each outstanding option to purchase the Company’s Common Stock was converted into the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount of $10.00 upon payment of the exercise price per share of such option.

On March 28, 2007, the Company, in connection with the closing of the Merger, notified the NASDAQ Stock Market that each share of Common Stock was cancelled and automatically converted into the right to receive $10.00 in cash, without interest and less any applicable withholding taxes, and requested that the NASDAQ Stock Market delist the Common Stock. The Company will file a Form 15 to deregister its Common Stock from the requirements of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Distribution, Inc.

Date: March 28, 2007	By:	/s/ Donald C. Woodring
Donald C. Woodring
President & Chief Executive Officer